Exhibit 99.2
Authorize.Net Holdings, Inc.
Q207 Earnings Script
Robert Donahue — President & CEO
July 25, 2007
THANK YOU TIM.
GOOD AFTERNOON EVERYONE AND THANK YOU FOR JOINING US FOR OUR SECOND QUARTER 2007 EARNINGS CALL.
WE WILL FOLLOW OUR USUAL FORMAT TODAY. I WILL DISCUSS THE BUSINESS AND TIM O’BRIEN WILL REVIEW OUR FINANCIAL PERFORMANCE FOR THE QUARTER. I WILL THEN FOLLOW TIM WITH SOME BRIEF WRAP UP COMMENTS.
OF COURSE, THE BIGGEST ANNOUNCEMENT FOR Q-2 2007 WAS THE AGREEMENT THAT WAS REACHED FOR THE MERGER OF CYBERSOURCE AND AUTHORIZE.NET. HOWEVER, WE WANT TO MAKE SURE THAT WE SPEND QUALITY TIME DISCUSSING WHAT WAS AN EXCELLENT Q-2 FINANCIAL PERFORMANCE BY AUTHORIZE.NET.
A FEW HIGHLIGHTS FROM Q-2:
•	GROSS REVENUES WERE $17.2 MILLION, VERSUS THE GUIDANCE RANGE OF $16.6 TO $17.4 MILLION. THIS IS AN INCREASE OF 24%YEAR OVER YEAR IN COMPARISON TO Q-2 2006 AND A SEQUENTIAL INCREASE OF 6% OVER Q1-2007.

•	EARNINGS PER SHARE WERE $0.07. ON A NON-GAAP BASIS, EXCLUDING STOCK BASED COMPENSATION EXPENSE, MERGER RELATED ACQUISITION COSTS AND RESTRUCTURING CHARGES, WE ACHIEVED EPS OF $0.12, AND OUR GUIDANCE RANGE WAS $0.07 TO $0.13.
AUTHORIZE.NET ALSO ENJOYED ANOTHER STRONG QUARTER ACROSS ALL KEY PERFORMANCE METRICS.
•	ONCE AGAIN, WE EXCEEDED PRIOR QUARTER RECORDS WITH BOTH GROSS MERCHANT ADDS AND NET MERCHANT ADDS, OF 20,740 AND 10,196, RESPECTIVELY. NET MERCHANT ADDS WERE UP 27% YEAR OVER YEAR AND A STRONG 11% SEQUENTIALLY.

•	OUR TOTAL ACTIVE MERCHANT COUNT NOW STANDS AT A VERY IMPRESSIVE 185,685.
AS YOU ALL KNOW, ON JUNE 18TH, WE ANNOUNCED A DEFINITIVE AGREEMENT TO MERGE WITH CYBERSOURCE. WHILE I CANNOT SPEAK TO ANY SPECIFICS WHILE THE DEAL IS STILL PENDING, I CAN STATE THAT WE HAVE RECEIVED POSITIVE RESPONSES ON THE ANNOUNCEMENT BY OUR CUSTOMERS, PARTNERS AND EMPLOYEES. I BELIEVE THAT PEOPLE RECOGNIZE THE SYNERGIES AVAILABLE TO THE COMBINED ORGANIZATION AND THE STRATEGIC POSITION THE COMPANY WILL BE IN TO FURTHER CAPITALIZE ON THE TREMENDOUS OPPORTUNITIES IN THE HIGH GROWTH WORLD OF E-

COMMERCE. WE EXPECT THE DEAL TO CLOSE EARLY IN THE FOURTH QUARTER OF 2007.
AS A RESULT OF THE PENDING MERGER WITH CYBERSOURCE, WE ALSO ANNOUNCED THE TERMINATION OF OUR NON-BINDING OFFER TO ACQUIRE PAYMENT SERVICES INTERACTIVE GATEWAY CORP (PSIGATE).
SOME ADDITIONAL HIGHLIGHTS FROM THE SECOND QUARTER INCLUDE THE FOLLOWING:
•	WE COMPLETED OUR NAME CHANGE FROM LIGHTBRIDGE TO AUTHORIZE.NET HOLDINGS.

•	WE PARTICIPATED AT THE ELECTRONIC TRANSACTIONS ASSOCIATION ANNUAL CONVENTION AND EXPO WHERE WE ANNOUNCED SEVERAL PRODUCT RELEASES, INCLUDING AN APPLICATION PROGRAMMING INTERFACE FOR OUR AUTOMATED RECURRING BILLING PROGRAM; ENHANCEMENTS TO OUR HOSTED PAYMENT FORM; AND A MERCHANT PRE-APPROVAL PROGRAM FOR OUR ELECTRONIC CHECK SOLUTION, ECHECK.NET.

•	WE ALSO PARTICIPATED AT THE INTERNET RETAILER CONFERENCE AND EXHIBITION, THE LARGEST E-COMMERCE CONVENTION IN THE U.S.

•	WE ENJOYED CONTINUED GROWTH OF THE AUTHORIZE.NET VERIFIED MERCHANT SEAL TO NOW OVER 20,000 MERCHANTS.

•	WE WERE INCLUDED ON THE BOSTON 100, THE BOSTON GLOBE’S ANNUAL LISTING OF MASSACHUSETTS’ TOP PUBLICLY TRADED COMPANIES.

•	AND WE WERE INCLUDED IN THE STANDARD AND POOR’S S&P SMALLCAP 600.
I WILL NOW TURN THE CALL OVER TO TIM .
Bob Donahue: Closing Comments
THANKS TIM. TO CONCLUDE, I’D LIKE TO TAKE A MOMENT TO THANK THE ENTIRE AUTHORIZE.NET TEAM FOR THEIR TREMENDOUS WORK, DEDICATION AND PROFESSIONALISM. I AM PROUD OF THE OUTSTANDING RESULTS THE TEAM HAS CONTINUED TO DELIVER AND I AM APPRECIATIVE OF THEIR COMMITMENT TO OUR SHAREHOLDERS.
AS WE HEAD INTO THE SECOND HALF OF THE YEAR, AND PRESS TOWARD THE CLOSING OF THE MERGER WITH CYBERSOURCE, WE WILL REMAIN FOCUSED ON DELIVERING RESULTS THAT CONTINUE TO BUILD SHAREHOLDER VALUE, MEET OUR CUSTOMER NEEDS AND MAKE OUR PARTNERS SUCCESSFUL.
THIS CONCLUDES OUR REMARKS FOR TODAY’S CONFERENCE CALL. ONCE AGAIN, BECAUSE OF THE PENDING MERGER OF AUTHORIZE.NET WITH CYBERSOURCE, INC., THERE WILL BE NO LIVE QUESTIONS. THANK YOU AND GOOD AFTERNOON.

Additional Information and Where to Find It
CyberSource and Authorize.Net will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Investor Relations, CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043-1307, (650) 965-6000, and documents filed with the SEC by Authorize.Net are available free of charge by contacting Investor Relations, Authorize.Net Holdings, Inc., 293 Boston Post Road, West #220, Marlborough, MA 01752, (866) 916-7380.
Participants in Solicitation
CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.